Ham, Langston & Brezina LLP
Certified Public Accountants

April 7, 2014

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Arabella Exploration, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, as part of the Company's Form 6-K dated April 7, 2014.

We agree with the statements concerning our Firm in such Form 6-K.

Yours very truly,

/s/ Ham, Langston & Brezina, LLP

Ham, Langston & Brezina LLP